Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-107913) on Form S-8 of our report dated June 12, 2019 appearing in the annual report on Form 11-K of the Meritor, Inc. Savings Plan for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
June 12, 2019